Exhibit 3.4

                             BY-LAWS

                                OF

                        PUMA ENERGY, INC.

                       ARTICLE I.  OFFICES

     The principal office of the Corporation in the State of Utah shall be located in the City of Salt Lake, County of Salt Lake, State of Utah. The Corporation may have such other office, either within or without the State of Utah, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                    ARTICLE II.  SHAREHOLDERS

     SECTION 1. Annual Meeting. The Annual Meeting of the shareholders shall be held the second Monday of the month of January, in each year, beginning with the year 1982, at the hour of 10:00 o'clock A.M. or at a date, time and place which shall be designated by majority vote of the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Utah, such meeting shall be held on the next succeeding business day. In the event that election of the Board of Directors is not, for any reason, submitted to vote for the shareholders within any twelve month period, the Board of Directors shall hold their offices until such meeting is held and/or the successors are otherwise elected and qualify.

     SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statue, may be called by the President or the Board of Directors, and shall be called by the President at the request of the holders of not less than ten (10) per cent of all of the outstanding shares of the Corporation entitled to vote at the meeting.

     SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Utah unless otherwise prescribed by statute, as the place of meeting of any annual meeting, or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Utah, unless otherwise prescribed by statute, as the place of the holding of such meeting. If no designation is may, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Utah.

     SECTION 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than three (3) nor more than ten (10) days before the day of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     SECTION 5. Closing of the Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to received payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, ten (10) days. If the stock transfer books shall be closed for the purpose of determining shareholders, entitled to notice of or to vote at the meeting of shareholders, such books shall be closed for at least five (5) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more that thirty (30)days, and in case of a meeting of shareholders, not less than ten
(10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any such meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 6. Voting lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten
(10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of five (5) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     SECTION 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Such quorum may transaction any business at any adjournment meeting which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.

     SECTION 9. Voting of shares. Subject to the provision of Section 11 of this Article II, each outstanding share entitled to a vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer there of into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Share of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not bee counted in determining the total number of outstanding shares at any given time.

     SECTION 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so take, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                 ARTICLE III.  BOARD OF DIRECTORS

     SECTION 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

     SECTION 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be three (3). Each director shall hold office until his successor shall have been elected and qualified.

     SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional meetings without other notice than such resolution.

     SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

     SECTION 5. Notice. Notice of any special meeting shall be given at least five (5) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 8. Vacancies. Any vacancy occuring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired terms of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     SECTION 9. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for the attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 10. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporation matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                      ARTICLE IV.  OFFICERS

     SECTION 1. Number. The officers of the corporation shall be a President, two Vice-Presidents, a Secretary and/or a Treasurer, each of whom shall e elected by the Board of Directors. Such other officers and assistance officers as may be deemed necessary may be elected or appointed by the Board of Directors.

     SECTION 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of the officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. Vacancies. A vacancy in any office because of death, resignation, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 6. Vice-Presidents. In the absence of the President, or in event of his death, inability or refusal to act, the First Vice-President shall perform the duties of the President, and when so acting, shall have all the powers and be subject to all the restrictions upon the President. The First Vice-President shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.

     SECTION 7. Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporation records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties as from time to time may be assigned to him by the President or the Board of Directors.

     SECTION 8. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provision of
Article V of these By-Laws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

     SECTION 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and the officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

        ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. Contracts. The Board of Directors may authorized any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. Checks, drafts, etc. All checks, draft or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such a manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may elect.

      ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors to do so. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.
All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     SECTION 2. Transfer of Shares. Transfer of Shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name the shares stand on the books of the corporation, shall be deemed by the corporation to be the owner thereof for all purposes.

                     ARTICLE VII, FISCAL YEAR

     The fiscal year of the corporation shall hereafter be determined.

                     ARTICLE VIII.  DIVIDENDS

     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                         ARTICLE IX. SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal".

                   ARTICLE X.  WAIVER OF NOTICE

     Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated herein, shall be deemed equivalent to the giving of such notice.

                     ARTICLE XI.  AMENDMENTS

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by a majority of the Directors of the Corporation or by vote of a majority of the shares voting at any annual shareholders' meeting or any special shareholders' meeting.

     These By-Laws adopted by vote of the Board of Directors this 22nd date of December, 1980.

                              /s/Roger H. Nelson

                              /s/David W. Glenn

                              /s/Von G. Adamson

ATTEST:

/S/Von G. Adamson
Secretary
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                       CONSENT OF DIRECTORS

                                OF

                       SYNTONY GROUP, INC.

     The undersigned, being the sole director of Syntony Group, Inc., a Utah corporation, acting pursuant to Section 16-10a-821 of the Utah Revised Business Corporation Act, do hereby unanimously consent to and adopt the following resolutions, effective the date hereof unless indicated otherwise:

     RESOLVED, that the Bylaws of the Company be and they hereby are amended to reflect that the provisions of the Utah Control Share Acquisitions Act shall not be applicable to the Company; and

     FURTHER, RESOLVED, that Mark Meriwether execute such amendment to the Bylaws in his capacity as Secretary of the Company.


Date: April 2, 2001                /s/Mark Meriwether
                                   Mark Meriwether
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